Exhibit 77Q1

                    Trust Instruments as Amended and Restated
                               On August 14, 2000

The Trust Instrument of Forum Funds dated August 29, 1995 as Amended and Restated on August 14, 2000, Exhibit (a) to post-effective amendment No. 83 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on September 29, 2000, accession number 0001004402-00-000327.